EXHIBIT 4.2
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                              OFFICERS' CERTIFICATE

         We, Paul W. Whetsell, President, Chief Executive Officer and Chairman of the Board, and Donald D. Olinger, Chief Financial Officer, of MeriStar Hospitality Corporation (the "Company"), pursuant to authority granted to the undersigned by the Board of Directors of the Company (and the Pricing Committee thereof), hereby establish the terms of the Company's 9.50% Convertible Subordinated Notes due 2010 (the "Notes"), and pursuant to Section 3.01 of the Indenture dated as of July 1, 2003 among the Company, U.S. Bank Trust National Association, as Trustee (the "Trustee") and other parties thereto (as supplemented hereby, the "Indenture") hereby certify as follows with respect to the Notes (unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Indenture):

         1. The title of the Notes shall be "9.50% Convertible Subordinated Notes due 2010." The Notes constitute a series of Securities as defined in the Indenture. The Notes shall be issuable in fully registered form only in denominations of $1,000 or any integral multiple thereof.

         2. The maximum aggregate principal amount of Notes that may be authenticated and delivered under the Indenture shall be $155,000,000 (or $170,000,000 if the over-allotment option (the "Over-Allotment Option") set forth in the Underwriting Agreement dated as of June 26, 2003 by and between the Company and Lehman Brothers Inc., (the "Underwriter") is exercised.

         3. The principal amount of the Notes shall be payable on April 1, 2010, subject to the provisions of the Indenture.

         4.       Interest.

                  Section 4.1. The Notes will bear interest until the principal amount thereof is paid or made available for payment, or until such date on which the Notes are converted, redeemed or purchased as provided herein, (i) prior to the occurrence of a Reset Transaction (as defined below), at a rate of 9.50% per annum, and (ii) following the occurrence of a Reset Transaction, at the Adjusted Interest Rate (as defined below) related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction (as adjusted, if at all, the "Interest Rate"). Interest on the Notes will accrue from the most recent date on which interest has been paid, or, if no interest has been paid, from July 1, 2003. Interest will be payable semi-annually on October 1 and April 1, commencing on October 1, 2003, to Holders of record at the close of business on the preceding September 15 and March 15, respectively, except (i) that the interest payment upon redemption (unless the date of redemption is an interest payment date) will be payable to the Person to whom principal is payable and (ii) as set forth in the next succeeding sentence. In the case of any Note (or portion thereof) which is converted into common stock, par value $0.01 per share, of the Company ("Common Stock") during the period from (but excluding) a record date to (but

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                  excluding) the next succeeding interest payment date either
                  (i) if such Note (or portion thereof) is to be redeemed in connection with a Change in Control on a Change in Control Purchase Date (as defined in the form of Note attached hereto) which occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note (or portion thereof) or (ii) if otherwise, any Note (or portion thereof) submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the aggregate principal amount so converted. Interest may, at the Company's option, be paid in U.S. Dollars either (i) by check mailed to the address of the Holder entitled thereto as it appears in the Security Register or
                  (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

                  Section 4.2. DEFINITIONS. For purposes of Section 4.1, the following terms shall have the meaning indicated:

                           (a) "Adjusted Interest Rate" means, with respect to any Reset Transaction, the rate per annum that is the arithmetic average of the rates quoted by two dealers recognized as market-makers for such security selected by the Company or its successor for this purpose (the "Reference Dealers") as the rate at which interest on the Notes should accrue so that the Fair Market Value, expressed in dollars, of a Note immediately after the later of:

                                    (i)     the public announcement of such
                           Reset Transaction; and

                                    (ii)    the public announcement of a change
                           in dividend policy in connection with such Reset Transaction,

                  will equal most closely the average Trading Price of a Note for the 20 Trading Days preceding the date of such public announcement; PROVIDED that the Adjusted Interest Rate shall not be less than 9.50% per annum.

                           (b) "Reset Transaction" means any of (1) a merger, consolidation or statutory share exchange to which the issuer of the securities into which the Notes are then convertible is a party, (2) a sale of all or substantially all the assets of that entity, (3) a recapitalization of those securities or (4) a distribution contemplated by Section 5.5(d), in any case, after the effective date of which transaction or distribution the Notes would be convertible into either:

                                    (i)     shares of an entity, the common
                           stock of which had a Dividend Yield for the four fiscal quarters of such entity immediately preceding the public announcement of such transaction or distribution that was more than 2.5% higher than the Dividend Yield on the Common Stock (or other security then issuable upon a conversion of the Notes) for


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                           the four fiscal quarters preceding the public
                           announcement of such transaction or distribution; or

                                    (ii)    shares of an entity that announces a
                           dividend policy prior to the effective date of such transaction or distribution which policy, if implemented, would result in a Dividend Yield on such entity's common stock for the next four fiscal quarters that would result in such a 2.5% increase.

                           (c) For purposes of the definition of Reset Transaction, the "Dividend Yield" on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on the security for that period divided by, if with respect to dividends paid on that security, the Trading Price of the security during that period and, if with respect to dividends proposed to be paid on the security, the Trading Price of such security on the effective date of the related Reset Transaction.

                           (d) "Trading Price" of a security on any date of determination means:

                                    (i)     the closing sale price (or, if no
                           closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;

                                    (ii)    if that security is not listed for
                           trading on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

                                    (iii)   if that security is not listed on a
                           U.S. national or regional securities exchange, the closing sales price as reported by the Nasdaq National Market;

                                    (iv)    if that security is not so reported,
                           the last price quoted by Interactive Data Corporation for such security on that date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

                                    (v)     if that security is not so quoted,
                           the average of the mid-point of the last bid and ask prices for such security on such date from at least two Reference Dealers; or

                                    (vi)    if such security is not so quoted,
                           the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.


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         5.       The Notes are subject to a right of conversion, as set forth herein:

                  Section 5.1. RIGHT TO CONVERT. Subject to and upon compliance with the provisions of the Indenture, the Holder of any Note shall have the right, at its option, at any time on or after the date of original issuance of the Notes (without taking into account any exercise of the Over-Allotment Option), and prior to the close of business on April 1, 2010 (except that, with respect to any Note or portion of a Note for which a Holder is exercising its option to require redemption upon a Change of Control (as defined in the form of Note attached hereto), such Note or portion of a Note may not be converted until such Holder withdraws its election to require such redemption in accordance with the terms of the Indenture) to convert the principal amount at maturity of any such Note, or any portion of such principal amount at maturity which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount at maturity of the Note or portion thereof surrendered for conversion by $1,000 and multiplying the result so obtained by the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided, together with any required funds, in Section 5.2. A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Section 5.

                  Section 5.2. EXERCISE OF CONVERSION RIGHT; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion right with respect to any Note in certificated form, the Holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to the Indenture, accompanied by the funds, if any, required by the penultimate paragraph of this
                  Section 5.2, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the office or agency through which the Holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 5.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

                  In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program (or similar program thereto), deliver by book-entry delivery an interest in such Note in global form, furnish appropriate endorsements and transfer documents if


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                  required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 5.2 and any transfer taxes if required pursuant to Section 5.7.

                  As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder of the Note (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to the Indenture, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion of such Note or portion thereof in accordance with the provisions of this Section 5 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 5.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 1, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to it, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

                  Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 5.2 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the record holder of the shares of Common Stock represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note was surrendered.

                  Except as described in this Section 5.2, Holders of the Notes will not be entitled to any payment or adjustment on account of accrued and unpaid interest upon conversion of the Notes. The Company's delivery of the fixed number of shares of Common Stock into which the Notes are convertible will be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Notes and all accrued interest that has not previously been (or is not simultaneously being) paid. The Common Stock issued upon conversion is treated as issued first in payment of accrued interest and then in payment of principal.

                  Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day next preceding the following interest payment date shall be accompanied by payment, in New York Clearing House funds or


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                  other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a Default by the Company in the payment of interest on the Notes. Except as provided above in this
                  Section 5.2, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Section 5.

                  Upon the conversion of an interest in a Note in global form, the Trustee, or the custodian of such Note, at the direction of the Trustee, shall make a notation on such Note in global form as to the reduction in the principal amount at maturity represented thereby.

                  Section 5.3. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon a conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount at maturity of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor by check or cash at the current market value thereof to the Holder of Notes. The current market value of a share of Common Stock shall be the Closing Price (as defined in Section 5.5) on the first Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

                  Section 5.4. CONVERSION RATE. The conversion rate shall be (herein called the "Conversion Rate") 98.2318, subject to adjustment as provided in this Section 5.

                  Section 5.5. ADJUSTMENT OF CONVERSION RATE. The Conversion Rate shall be adjusted from time to time by the Company as follows:

                           (a) In case the Company shall pay a dividend or make a distribution, in shares of its Common Stock, on its Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 5.5(a) is


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                  declared but is not so paid or made and not required to be so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                           (b) In case the Company issues rights, warrants or convertible securities to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 45 days after such record date) to subscribe for or purchase (or convert into) shares of Common Stock at a price per share (or having a conversion price per share) that is less than the Current Market Price per share of Common Stock (as defined in Section 5.5(b) below) at the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price on such record date, and the numerator of which shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants or convertible securities are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights, warrants or convertible securities. In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for, purchase, or convert into shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or convertible securities, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. To the extent that shares of Common Stock are not delivered or required to be delivered after the expiration of such rights, warrants or convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, warrants or convertible securities are not so issued and not required to be so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if


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                  such record date for the determination of stockholders
                  entitled to receive such rights, warrants or convertible securities had not been fixed.

                  In the event that the Company implements a shareholder rights plan, such rights plan shall provide, subject to customary exceptions and limitations, that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 5.5(b) or any other provision of this Section 5.5 and shall not require an adjustment of the Conversion Rate.

                           (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision or combination becomes effective.

                           (d) In case the Company shall distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings of the Company and excluding any tender or exchange offer consideration described in Section 5.5(f)) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 5.5(b) above) (any of the foregoing hereinafter in this Section 5.5(d) called the "Distributed Securities"), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction, of which the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities applicable to one share of Common Stock and the numerator of which shall be the Current Market Price per share of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution; such adjustment shall become effective immediately prior to the opening of business on the Business Day following such record date. Notwithstanding the foregoing, in the event the then


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                  fair market value (as so determined) of the portion of the
                  Distributed Securities applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the relevant record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Note on such record date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                  Notwithstanding the foregoing provisions of this subsection
                  (d), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such record date, converted such Note into Common Stock, provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

                           (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the immediately preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 5.5(e) (as adjusted to reflect any event requiring adjustment pursuant to Section 5.5(a) or (c)), and (B) 10% of the average of the last reported sales prices of the Common Stock (determined as provided in Section 5.5(g)) during the ten Trading Days (as defined in Section 5.5(g)) next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the Holders of the Notes upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount of cash which such Holder would have received if such Holder had, immediately prior to


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                  the record date for such distribution of cash, converted its
                  Notes into Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction of which the denominator shall be such Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the numerator of which shall be the Current Market Price of the Common Stock on such record date; such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  If any adjustment is required to be made as set forth in this subsection (e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this subsection (e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                           (f) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be, at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)), that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law, rule, regulation, court order or administrative or other regulatory action from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made.

                           (g) For purposes of this Section 5.5, the following terms shall have the meaning indicated:

                                   (i)      "Current Market Price" per share of
                           Common Stock at any date shall be deemed to be the average of the last reported sale prices of the Common Stock for the ten (10) consecutive Trading Days (as defined below) preceding the day before the record date with respect to any distribution, issuance or other event requiring such computation.

                                   (ii)     "Closing Price" with respect to any
                           securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, or, if such security is not listed or admitted to trading on such quotation system or exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                                   (iii)    "fair market value" shall mean the
                           amount which a willing buyer under no compulsion to buy would pay a willing seller under no compulsion to sell in an arm's length transaction.

                                   (iv)     "record date" shall mean, with
                           respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                                   (v)      "Trading Day" shall mean (x) if the
                           applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           (h) Rights, warrants or convertible securities distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Company's capital stock (either initially or under certain circumstances), which rights, warrants or convertible securities, until the occurrence of a specified event or events ("Trigger Event"):

                                   (i)      are deemed to be transferred with
                           such shares of Common Stock,

                                   (ii)     are not exercisable or convertible,
                           and

                                   (iii) are also issued in respect of future issuances of Common Stock,

                  shall not be deemed distributed for purposes of this Section
                  5.5 until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights, warrants or convertible securities, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under this Section 5.5, (1) in the case of any such rights, warrants or convertible securities which shall all have been redeemed or repurchased without exercise or conversion by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights, warrants or convertible securities (assuming such holder had retained such rights, warrants or convertible securities), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights, warrants or convertible securities all of which shall have expired without exercise or conversion by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

                           (i) No adjustment to the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 5.5 to the contrary notwithstanding, the Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by this Section 5.5, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to each Holder of a Note and file with the Trustee and the conversion agent a notice of the increase. The Company shall mail the notice at least 5 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                           (j) Whenever the Conversion Rate is adjusted, as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall provide such notice of such adjustment of the Conversion Rate to each Holder of a Note in accordance with the Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                           (k) In any case in which this Section 5.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash or additional shares in lieu of any fractional share pursuant to Section 5.3.

                           (l) In case of a tender or exchange offer made by a Person other than the Company or any subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the Expiration Time that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the fraction of which the denominator shall be the Common Stock outstanding (including any tendered at the Expiration Time multiplied by the Current Common Stock on the Trading Day next succeeding and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Purchased Shares and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law, rule, regulation, court order or administrative or other regulatory action from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 5.5(1) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in the first sentence of Section 8.01 of the Indenture.

                  Section 5.6. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely
                  (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 5.5(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance, provided, that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-electing-Shares"), then for the purposes of this Section 5.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

                  The Company shall cause notice of the execution of such supplemental indenture to be provided to each Holder of Notes, in accordance with in the Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  If this Section 5.6 applies to any event or occurrence,
                  Section 5.5 shall not apply.

                  Section 5.7. TAXES ON SHARES ISSUED. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder of a Note for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  Section 5.8. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                  The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will use all commercially reasonable efforts, in good faith and as expeditiously as possible, to secure such registration or approval, as the case may be.

                  The Company further covenants that if at any time the Common Stock shall be listed on the Nasdaq National Market, the New York Stock Exchange or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided, however, that if rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of the Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

                  Section 5.9. RESPONSIBILITY OF TRUSTEE. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of the Indenture, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any event referred to in such
                  Section 5.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 6 of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                  Section 5.10. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case:

                           (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 5.5; or

                           (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or convertible securities to subscribe for, purchase or convert into any shares of any class or any other rights, warrants or convertible securities; or

                           (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                           (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

                  the Company shall cause to be filed with the Trustee and to be provided to each Holder of Notes in accordance with the Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or convertible securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                  Section 5.11.     OWNERSHIP LIMITATION ON NOTES.

                           (a) For purposes of this Section 5.11, the following terms shall have the following meanings:

                                    (i)     "Beneficial Ownership" shall mean
                           ownership of Shares (including Shares deemed to be held as a result of ownership of the Notes) by a
                           Section 7701(a) Person who would be treated as an owner of such Shares directly, indirectly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                                    (ii)    "Code" shall mean the Internal
                           Revenue Code of 1986, as amended.

                                   (iii)    "Look-Through Entity" shall mean an
                           entity (i) that is looked through for purposes of the "closely held" test in Section 856(h) of the Code and
                           (ii) each Beneficial Owner of which would satisfy the Ownership Limit if such Beneficial Owner owned directly its proportionate share of the Shares that are held by the Look-Through Entity, which, by way of example, could include (i) a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code, (ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, or (iii) a corporation.

                                   (iv) "Look-Through Ownership Limit" shall mean 15% of the number of outstanding shares of any class of Shares.

                                   (v) "Ownership Limit" shall mean 9.8% of the number of outstanding shares of any class of Shares.

                                   (vi) "Restriction Termination Date" shall mean such date as may be determined by the Company in its sole discretion (and for any reason) as the date on which the ownership restrictions set forth in this
                           Section 214 should cease to apply.

                                   (vii)    "Section 7701(a) Person" shall mean
                           a person as defined by Section 7701(a) of the Code.

                                   (viii)   "Shares" shall mean shares of the
                           Company, including the Common Stock, as may be authorized and issued from time to time pursuant to the Company's Articles of Incorporation.

                           (b) Notwithstanding anything to the contrary contained in the Indenture or in the Notes, except as provided in Section 5.11(d) hereof, until the Restriction Termination Date, no Holder of Notes shall be entitled to convert Notes into Shares that, when added to Shares Beneficially Owned by such Holder immediately prior to the proposed conversion of such Notes, would cause such Holder to Beneficially Own an aggregate number of Shares in excess of the Ownership Limit (or, in the case of a Look-Through Entity, an aggregate number of Shares in excess of the Look-Through Ownership Limit).

                           (c) Nothing contained in this Indenture shall limit the ability of the Company to take such other action as it deems necessary or advisable to protect the interests of the Company by preservation of the Company's status as a Real Estate Investment Trust within the meaning of Section 856 of the Code and to ensure compliance with the Ownership Limit and the Look-Through Ownership Limit.

                           (d) The Company upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to it in its sole and absolute discretion, in each case to the effect that the Company's status a Real Estate Investment Trust within the meaning of Section 856 of the Code will not be jeopardized, may exempt a Section 7701(a) Person (or may generally exempt any class of Section 7701(a) Persons) from application of the Ownership Limit (or the Look-Through Ownership Limit) if the Company, in its sole discretion, ascertains that such Section 7701(a) Person's (or
                  Section 7701(a) Persons') Beneficial Ownership of Shares and/or Notes will not jeopardize the Company's status as a Real Estate Investment Trust within the meaning of Section 856 of the Code. The Company may require representations and undertakings from such Section 7701(a) Person or Section 7701(a) Persons as are necessary to make such determination.

                           (e) Prior to the Restriction Termination Date, each certificate for the Notes shall bear the following legend:

                  THIS SECURITY IS SUBJECT TO LIMITATIONS ON OWNERSHIP CONTAINED IN THE INDENTURE, IN ORDER TO PERMIT THE COMPANY TO RETAIN ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER SECTION 856 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                           (f) The Trustee shall have no responsibility to monitor the ownership of the Notes.

         6. The Notes are subject to redemption, as set forth in the form of the Note attached hereto.

         7. The Notes are not subject to a sinking fund or other analogous fund requirement.

         8. The Corporate Trust Office of First Trust of U.S. Bank Trust National Association is appointed as the Paying Agent and transfer agent for the Notes and for the purpose mentioned in
                  Section 10.02 of the Indenture. The Notes may be presented for payment at maturity at such Corporate Trust Office, or at any other agency as may be appointed by the Issuer from time to time in The City of New York.

         9. The Notes will be represented by one or more Global Notes as described under the caption "Description of the Notes--Book Entry; Delivery and Form" in the Company's Prospectus Supplement dated June 26, 2003 with respect to the offering of the Notes. There will be no bearer Notes.

         10. The Notes shall have such other terms and conditions (including subordination) as are set forth in the form of the Note attached hereto.

         11. Except as provided in this Section 11, the Notes shall be subject to the provisions of the Indenture.

                  Section 11.1.     EVENTS OF DEFAULT. With respect to the
                  Notes:

                           (a) the last paragraph of Section 5.01 of the Indenture shall read, in its entirety, as follows: "A Default under clause (4) above is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series notify the Issuers of the Default and the Issuers do not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default under clause (4) above is cured within such 90-day period, it ceases to be a Default."; and

                           (b) Clause (3) of Section 5.01 of the Indenture shall not apply.

                  Section 11.2. NOTICE OF DEFAULTS. With respect to the Notes, the proviso at the end of Section 6.02 of the Indenture shall read, in its entirety, as follows: "PROVIDED, HOWEVER, that, except in the case of a Default or Event of Default in the payment of the principal of or premium, other amounts, if any, or interest on any Security of such series, or in the deposit of any sinking fund payment with respect to Securities of that series, the Trustee shall be protected in withholding such notice for up to 90 days after such Default or Event of Default if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series."

                  Section 11.3. MODIFICATION OF THE INDENTURE. With respect to the Notes:

                           (a)      the period at the end of Clause (7) of
                  Section 9.02 of the Indenture shall be deleted and replaced with "; or";

                           (b)      the following shall be added as a new Clause
                  (8) of Section 9.02 of the Indenture: "change any obligations to repurchase any Note upon the happening of any "Change of Control" (as defined in the form of Note) in a manner adverse to Holders of Notes or impair the right of a Holder to institute suit for the payment thereof."; and

                           (c)      the following text shall be added
                  immediately prior to the semicolon in Clause (9) of Section
                  9.01 of the Indenture: "or to qualify or maintain the qualification of the Indenture under the Trust Indenture Act".

                  Section 11.4. SUBORDINATION PROVISIONS. With respect to the Notes:

                           (a) the definitions of the terms, "Indebtedness" and "Senior Debt" contained in Section 1.02 of the Indenture shall not apply, but the definitions thereof contained in the form of Note attached hereto shall apply;

                           (b) the second paragraph of Section 14.02 of the Indenture shall read, in its entirety: "In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the holder of any Security shall have received any Securities Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such holder, then and in such event such Securities Payment shall either (i) be held in trust for the benefit of holders of Senior Indebtedness or their Representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness or (ii) be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the relevant Issuer for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt."

                           (c) the second paragraph of Section 14.03 of the Indenture shall not apply; and

                           (d) the third paragraph of Section 14.03 of the Indenture shall read, in its entirety: "In the event that, notwithstanding the foregoing or anything contained in the Notes, an Issuer shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section or by the

                  Notes, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Securities Payment shall be held in trust for the benefit of holders of Senior Indebtedness or their Representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness."

                  Section 11.5. REDEMPTION OF SECURITIES. Article 11 of the Indenture shall not apply to the Notes.

                  Section 11.6. SINKING FUNDS. Article 12 of the Indenture shall not apply to the Notes.

                  Section 11.7. DEFEASANCE AND COVENANT DEFEASANCE. Sections 13.02, 13.03, 13.04, 13.05 and 13.06 of the Indenture shall not apply to the Notes.

                  Section 11.8. NO GUARANTEES. The Notes shall not be guaranteed by any Guarantor.

                  Section 11.9. SAVINGS CLAUSE. In case of any conflict or inconsistency between (x) the terms of this Officers' Certificate or the form of Note attached hereto and (y) the terms of the Indenture, the terms of this Officers' Certificate and the form of Note attached hereto shall control and be binding.

         12. The attached form of the Notes is in the form hereby approved by the undersigned pursuant to authority granted by the Board of Directors of the Company and the Pricing Committee thereof.

         This Certificate is delivered pursuant to the provisions of Sections 2.01, 3.01 and 3.03 of the Indenture. The undersigned hereby certify as follows:

                           (a) we have read each of the Sections of the Indenture referred to above, and the definitions of the Indenture relating thereto;

                           (b) we have examined the Indenture, the form of Notes attached hereto, and such other documents, records and instruments as we have deemed necessary for purposes of giving this Certificate;

                           (c)      in our opinion, we have made such
                  examination and investigation as is necessary to enable us to express an informed opinion as to whether the conditions precedent to the issuance of the Notes have been complied with; and

                           (d) in our opinion, the conditions precedent to the issuance of the Notes have been complied with.

Dated:  July 1, 2003                    /s/ Jerome J. Kraisinger
                                        ---------------------------------------
                                        Jerome J. Kraisinger,
                                        General Counsel and Secretary

Dated:  July 1, 2003                    /s/ Donald D. Olinger
                                        ---------------------------------------
                                        Donald D. Olinger,
                                        Chief Financial Officer

                                  FORM OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

[THIS SECURITY IS SUBJECT TO LIMITATIONS ON OWNERSHIP CONTAINED IN THE INDENTURE, IN ORDER TO PERMIT THE COMPANY TO RETAIN ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER SECTION 856 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.]1

------------------------
1 This legend should be included prior to the Restriction Termination Date (as defined in the Indenture).

                        MERISTAR HOSPITALITY CORPORATION

                  9.50% CONVERTIBLE SUBORDINATED NOTE DUE 2010

CUSIP NO. 58984Y AJ 2



         MeriStar Hospitality Corporation, a corporation duly organized and validly existing under the laws of the State of Maryland (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of One Hundred Seventy Million Dollars ($170,000,000) on April 1, 2010, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Place of Payment, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and the Company promises to pay Interest on the principal amount of the Notes at the Interest Rate from the date of issuance until repayment in full. The Company will pay interest on this Note semiannually in arrears on October 1 and April 1 of each year (each, an "Interest Payment Date"), commencing October 1, 2003.

         The Notes will bear Interest from July 1, 2003 until the principal amount thereof is paid or made available for payment, or until such date on which the Notes are converted, redeemed or purchased as provided in the Indenture, (i) prior to the occurrence of a Reset Transaction (as defined in the Indenture), at a rate of 9.50% per annum, and (ii) following the occurrence of a Reset Transaction, at the Adjusted Interest Rate related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction. Interest shall accrue from the most recent date on which interest has been paid, or, if no interest has been paid, from July 1, 2003. Interest shall be payable semiannually in arrears on each Interest Payment Date. The interest payable on the Note pursuant to the Indenture on any October 1 or April 1, will be paid to the person entitled thereto as it appears in the Security Register at the close of business on the record date, which shall be the September 15 or March 15 (whether or not a Business Day) next preceding such October 1 or April 1, as provided in the Indenture; provided, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal amount at maturity, Issue Price, Change in Control Purchase Price and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined herein, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws that would indicate the applicability of the laws of any other jurisdiction.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                   MERISTAR HOSPITALITY CORPORATION


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:   July 1, 2003

---------------------------------------, as Trustee

By
         ------------------------------
         Authorized Signatory


By
         ------------------------------
         As Authenticating Agent (if different
         from Trustee)

                            [FORM OF REVERSE OF NOTE]

                        MERISTAR HOSPITALITY CORPORATION

                  9.50% CONVERTIBLE SUBORDINATED NOTE DUE 2004

         This Note is one of a duly authorized issue of Notes of the Company, designated as its 9.50% Convertible Subordinated Notes due 2010 (herein called the "Notes"), limited to the aggregate principal amount at maturity of $170,000,000 all issued or to be issued under and pursuant to an indenture dated as of July 1, 2003, among the Company, U.S. Bank Trust, National Association, as trustee (herein called the "Trustee") and other parties thereto (as supplemented by an Officers' Certificate dated as of July 1, 2003, executed pursuant to a Board Resolution of the Company, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the Issue Price, and accrued interest, if any, through the date of declaration on all Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to a number of exceptions in the Indenture. Any consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee its attorney-in-fact for such purpose. The Company shall promptly provide notice to the holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

         No payment shall be made with respect to the principal of, or premium, if any, or interest on the Notes (including the payment of any or Change in Control Purchase Price (as defined below)), if (i) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness); or
(ii) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Representative or the Company. The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of: (1) the date upon which the default is cured or waived or ceases to exist, or (2) in the case of a default referred to in clause
(ii) above, 179 days after the Payment Blockage Notice is received. No subsequent period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and
(B) all scheduled payments of principal amount at maturity, Change in Control Purchase Price and interest on the Notes that have come due have been paid in full in cash. During any period of payment blockage, any payment that otherwise would have been made during such period will accrue interest, to the extent legally permissible, at the annual rate set forth herein from the date on which such payment was required under the terms of the Indenture until the date of payment. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         For purposes of the Notes, the term "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness (as defined below) of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is "pari passu" with or "junior" to the Notes. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

         The term "Indebtedness" means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

         The term "Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount at maturity, Issue Price, Change in Control Purchase Price and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Notes shall be computed on the basis of a year of a 360-day year or twelve 30-day months. In the case of any Note (or portion thereof) which is converted into Common

Stock of the Company during the period from (but excluding) a record date to (but excluding) the next succeeding interest payment date either (i) if such Note (or portion thereof) has been called for redemption on a redemption date which occurs during such period, or is to be redeemed in connection with a Change in Control Purchase Date which occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note (or portion thereof) or (ii) if otherwise, any Note (or portion thereof) submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the aggregate principal amount at maturity so converted.

         The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge (but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes), Notes may be exchanged for a like aggregate principal amount at maturity of Notes of other authorized denominations.

         The Notes are not subject to redemption through the operation of any sinking fund.

         In the event of a Change in Control, each Holder will have the option, subject to the terms and conditions of the Indenture (including, without limitation, the redemption provisions thereof), to require the Company to repurchase all or any part (provided that the principal amount must be $1,000 or an integral multiple thereof) of the Holder's Notes as of the date that is 30 Business Days after the date of the Company's notice of the occurrence of such Change in Control (the "Change in Control Purchase Date") for a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest up to but not including the Change in Control Purchase Date (the "Change in Control Purchase Price"); provided that any semi-annual payment of interest becoming due on the Change in Control Purchase Date shall be payable to the Holders of record on the relevant record date of the Notes being repurchased. The payment of the Change in Control Purchase Price shall be made on the fifth full business day following the Change in Control Purchase Date.

         Within ten Business Days after the occurrence of a Change in Control, the company is required to mail to each Holder and to the Trustee a written notice of the occurrence of such Change in Control, setting forth, among other things, the terms and conditions of, and the procedures required for exercise of, the Holder's right to require the repurchase of such Holder's Notes.

         To exercise the repurchase right upon a Change in Control, a Holder must deliver written notice of such exercise to the Trustee at any time prior to the close of business on the Change in Control Purchase Date, specifying the Notes with respect to which the repurchase right is being exercised. Such notice of exercise may be withdrawn by the Holder by a written notice of withdrawal delivered to the Trustee at any time prior to the close of business on the Change in Control Purchase Date. A Change in Control shall be deemed to have occurred if any of the following occurs after the original issuance of the
Notes:

         (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Exchange Act or a successor provision) of beneficial ownership, directly or indirectly, through a purchase, merger, or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise more than 50% of the total voting power of all shares of capital stock of the Company entitling the holders thereof to vote generally in elections of directors; or

         (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale, lease, or exchange in one transaction or a series of related transactions, of all or substantially all of the property and assets of the Company to another Person (other than (a) any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction, and (b) a merger which (1) does not result in any reclassification, conversion, exchange, or cancellation of outstanding shares of capital stock of the Company, (2) is effected primarily to change the jurisdiction of incorporation of the Company and results in reclassification, conversion, or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity) or (3) is effected to form a holding company to hold all of the Company's Capital Stock; provided, however, that a Change in Control shall not be deemed to have occurred if the closing price per share of the Common Stock for any 10 trading days within the period of 20 consecutive trading days ending immediately before the occurrence of the event that would otherwise constitute a Change in Control shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such trading day.

         A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act, as in effect on the date of execution of the Indenture.

         Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on April 1, 2010, to convert the principal hereof or any portion of such principal which is $1,000 principal amount at maturity or an integral multiple thereof, into that number of fully paid and nonassessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount at maturity of this Note or portion thereof to be converted by $1,000 and multiplying the result so obtained by 98.2318 (the "Conversion Rate"), which Conversion Rate shall be subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. No adjustment in respect of accrued interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount at maturity being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the Holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount at maturity will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

         No recourse for the payment of the principal amount at maturity, Issue Price, Change in Control Purchase Price or any interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-- as tenants in common          UNIF GIFT MIN ACT -

TEN ENT-- as tenants by the             _______________________________Custodian
entireties (Gust)

JT TEN-- as joint tenants with right    _______________________________under
of survivorship and not as tenants      (Minor)
in common

                           Uniform Gifts to Minors Act
                           ___________________ (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                                CONVERSION NOTICE

To: MERISTAR HOSPITALITY CORPORATION

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount at maturity or an integral multiple thereof) below designated, into shares of Common Stock of MeriStar Hospitality Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated: * Sign exactly as name appears on the other side of the Note:

                                   ____________________________________________
                                   Signature(s)


                                   ____________________________________________
                                   Signature Guarantee


Fill in for registration of shares of Common
Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:


_______________________________________
(Name)

_______________________________________
(Street Address)

_______________________________________
(City, State and Zip Code)
Please print name and address

                                   Principal amount at maturity to be converted
                                   (if less than all): $__________


                                   ____________________________________________
                                   Social Security or Other Taxpayer
                                   Identification Number

                                   ASSIGNMENT

         For value received _______________ hereby sell(s), assign(s) and transfer(s) unto _______________ (please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

               OPTION TO ELECT REPAYMENT UPON A CHANGE IN CONTROL

TO:      MERISTAR HOSPITALITY CORPORATION

         The undersigned registered owner of this Note hereby acknowledges receipt of a notice from MeriStar Hospitality Corporation (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repay the entire principal amount at maturity of this Note, or the portion thereof (which is $1,000 principal amount at maturity or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.
Dated:


                                        _______________________________________

                                        _______________________________________
                                        Signature(s)


                                NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                Principal amount at maturity to be repaid (if less than all):

                                                $___________

                                _______________________________________________
                                Social Security or Other Taxpayer
                                Identification Number